4890-5883-7151v.9 4894-5195-433614894-5195-4336 STOCKHOLDERS AGREEMENT by and among TITAN INTERNATIONAL, INC. and the other parties hereto Dated as of February 29, 2024

4890-5883-7151v.9 STOCKHOLDERS AGREEMENT This STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”) is dated as of February 29, 2024, by and among Titan International, Inc., a Delaware corporation (the “Company”), Carlstar Intermediate Holdings I LLC, a Delaware limited liability company (“CH Seller”), AIPCF V Feeder CTP Tire LLC, a Delaware limited liability company (“Blocker Seller 1”), and AIPCF V Feeder C (Cayman), LP, a Cayman Islands exempted limited partnership (“Blocker Seller 2,” and together with CH Seller and Blocker Seller 1, the “Stockholders”). RECITALS WHEREAS, on the date hereof, the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, the Stockholders and The Carlstar Group LLC, a Delaware limited liability company; WHEREAS, the transactions contemplated by the Purchase Agreement have been consummated as of the date of this Agreement and, pursuant to the Purchase Agreement, Company has issued an aggregate of 11,921,766 shares of Common Stock (the “Initial Shares”) to the Stockholders. WHEREAS, the Company and the Stockholders desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Holders (as defined below) and the Company upon and after the consummation of the transactions contemplated in the Purchase Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, intending to be legally bound, as follows: 1. Certain Definitions. As used herein, the following terms shall have the following meanings: “2025 Meeting” means the Company’s 2025 annual shareholders meeting. “Additional Piggyback Rights” has the meaning set forth in Section 2.3(c). “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company, upon the written advice of external counsel to the Company, (a) would be required to be made in any registration statement or SEC report in order for it to not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement or report were not being filed, declared effective or used, as the case

3 4890-5883-7151v.9 may be, and (c) the Company has a bona fide business purpose for not making such information public. “Affiliate” means when used with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that for purposes hereof, (i) each Fund V Person shall be deemed to be an Affiliate of every other Fund V Person, (ii) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Holder, and (iii) except as set forth in clause (i) above, no Holder shall be deemed to be an Affiliate of any other Holder. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise, and “controlled” and “controlling” have meanings corresponding to the foregoing. “Agreement” has the meaning set forth in the preamble. “Automatic Shelf Registration Statement” has the meaning set forth in Section 2.5. “Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act. “Blocker Seller 1” has the meaning set forth in the preamble. “Blocker Seller 2” has the meaning set forth in the preamble. “Board” means the board of directors of the Company. “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. “CH Seller” has the meaning set forth in the preamble. “Claims” has the meaning set forth in Section 2.10(a). “Closing” shall have the meaning given in the Purchase Agreement. “Closing Date” shall have the meaning given in the Purchase Agreement. “Common Stock” means the common stock of the Company, par value $0.0001 per share. “Company” has the meaning set forth in the preamble. “Company Competitor” means those competitors of the Company identified on Schedule A to this Agreement, as such Schedule A is supplemented or amended from time to time to (a) add successors thereto or acquirers thereof, in each case with the consent of the Stockholders, not to be unreasonably withheld, conditioned or delayed or (b) remove competitors as a result of

4 4890-5883-7151v.9 divestitures by the Company, in each case with the consent of the Company, not to be unreasonably withheld, conditioned or delayed. “Company Shares” means (a) Common Stock, and (b) Equity Securities that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof. “Demand” has the meaning set forth in Section 2.2(a). “Demand Request” has the meaning set forth in Section 2.2(a). “EDGAR” has the meaning set forth in Section 7.3. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Equity Securities” means all shares of Common Stock, all securities convertible into or exchangeable for shares of Common Stock of the Company, and all options, warrants and other rights to purchase or otherwise acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock. “Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) fees and disbursements of one outside counsel for Participating Holder(s) (selected by the Majority Participating Holders, and subject to a cap of $30,000 per registration and an aggregate cap of $150,000), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons retained by the Company, including special experts, (ix) fees and expenses payable to any Qualified Independent Underwriter, and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities (excluding, for the avoidance of doubt, any underwriting discount or spread). For the avoidance of doubt, “Expenses” does not include expenses of a Holder incident to the registration and sale of the Registrable Securities, including all fees, costs and expenses of each Holder’s counsel, accountants, advisors or representatives relating to the registration and sale of the Registrable Securities other than as set forth in clause (vii) above. “FINRA” means the Financial Industry Regulatory Authority. “Form S-3 Shelf” means a registration statement on Form S-3 or other applicable registration form, including Form S-1 to the extent the Company is not eligible to use Form S-3.

5 4890-5883-7151v.9 “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act. “Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect Subsidiary. “Fund V Person” means each of CH Seller, Blocker Seller 1, Blocker Seller 2 and any Permitted Transferee who is Transferred any or all of such Fund V Person’s Registrable Securities in accordance with Section 7.6. “Holder” means the Fund V Persons or any transferee of Registrable Securities to whom any Fund V Person shall Transfer any rights hereunder in accordance with Section 7.6. “Initial Shelf Registration Statement” has the meaning set forth in Section 2.1(a) “Initiating Holder(s)” has the meaning set forth in Section 2.2(a). “Lock-Up Period” means the period from the date of this Agreement until the earlier of (a) December 31, 2024 and (b) the date that the Initial Shelf Registration Statement is declared effective by the SEC (or otherwise becomes automatically effective). “Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in an offering of Registrable Securities pursuant to Section 2.2 or Section 2.3. “Manager” has the meaning set forth in Section 2.2(c). “Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement or prospectus (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. “Non-Prohibited Transfer” means, in each case, so long as such Transfer is in accordance with applicable law (a) any Lock-Up Period Permitted Transfer, (b) a Transfer of Company Shares offered through any public offering for cash as contemplated by NYSE Rule 312.03, pursuant to an exercise of the registration rights provided in Section 2, (c) a Transfer of Company Shares effected through a broker’s transaction as defined in Rule 144(g) executed on a securities exchange or over-the-counter market by a securities broker-dealer acting as an agent for the Stockholder (so long as such Transfer is not directed by the Stockholder to be made to a particular party or counterparties), or (d) a Transfer of Shares in any underwritten offering. “Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.2 or Section 2.3. “Partner Distribution” has the meaning set forth in Section 2.2(b)(ii).

6 4890-5883-7151v.9 “Permitted Transferee” means, in the case of any Holder, a direct or indirect controlled Affiliate of such Holder, provided that if any such transferee ceases to be a direct or indirect controlled Affiliates of such Holder, (a) such transferee shall immediately Transfer back the transferred Company Shares to the Holder, as if such Transfer of such Company Shares had not taken place and (b) the Company shall no longer, and shall instruct its transfer agent to no longer, record or recognize such Transfer of such Company Shares on the shareholders’ register of the Company. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature. “Piggyback Shares” has the meaning set forth in Section 2.4(a)(v). “Prohibited Transferee” means any Transferee, the identity of whom is known to a Holder who, to the actual knowledge of a Holder (with respect to clause (ii) based solely upon publicly available information), is (i) a Company Competitor or (ii) a Person (other than an Affiliate of Holder) that has filed a Schedule 13D with the SEC in respect of any class of equity securities of the Company, or (iii) a Person (other than an Affiliate of Holder) who is part of a “group” (as defined in Section 13(d) of the Exchange Act) that has filed a Schedule 13D with the SEC in respect of any class of equity securities of the Company. “Purchase Agreement” has the meaning set forth in the recitals. “Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121. “Registrable Securities” means, subject to any adjustment in accordance with Section 7.1,(i) the Initial Shares, and (ii) any securities issued by way of a share dividend, distribution or share split or in connection with a replacement of or exchange for the Initial Shares; provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have ceased to be outstanding; (c) such securities have been sold to, or through, a broker, dealer or underwriter or pursuant to Rule 144 in a public distribution or other public securities transaction and are no longer held by such Holder; or (d) such securities have been Transferred in violation of Section 3.1 of this Agreement. “Rule 144” and “Rule 144A” have the meaning set forth in Section 7.2.

7 4890-5883-7151v.9 “SEC” means the U.S. Securities and Exchange Commission. “Section 2.4(a) Sale Number” has the meaning set forth in Section 2.4(a). “Section 2.4(b) Sale Number” has the meaning set forth in Section 2.4(b). “Section 2.4(c) Sale Number” has the meaning set forth in Section 2.4(c). “Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. “Shelf” shall mean the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be. “Subsequent Shelf Registration Statement” means a new shelf registration statement filed in the event the Shelf ceases to be effective while Registrable Securities are still outstanding. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Standstill Period” means the period beginning on the date hereof and ending on the first Business Day following the date of the 2025 Meeting. “Suspension Notice” has the meaning set forth in Section 2.8(b). “Transfer” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of capital stock or other security, whether voluntarily or by operation of law, including by way of a merger. “Transferor,” “Transferee,” and “Transferring” have meanings corresponding to the foregoing. “Underwritten Shelf Takedown” means the sale of all or any portion of a Holders’ Registrable Securities in an underwritten offering that is registered pursuant to the Shelf. “Valid Business Reason” has the meaning set forth in Section 2.8(b)(ii). “WKSI” has the meaning set forth in Section 2.5. 2. Registration Rights. 2.1. Shelf Registration. (a) On or before November 1, 2024, the Company shall file with the SEC a registration statement for a Shelf registration on a Form S-3 Shelf covering the resale of all the Registrable

8 4890-5883-7151v.9 Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis (the “Initial Shelf Registration Statement”) and, if such Shelf is not an automatically effective Shelf, shall use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the sixtieth (60th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the registration statement and (y) the seventh (7th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. (b) If any Shelf ceases or will cease to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act or file a Subsequent Shelf Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), in each case using its reasonable best efforts to prevent any period in which the Registrable Securities would not be subject to a Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (i) if such Shelf is not an automatically effective Shelf, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. 2.2. Demands for Underwritten Shelf Takedowns. (a) If at any time after the expiration of the Lock-Up Period, the Company shall receive a written request from a Holder or group of Holders for an Underwritten Shelf Takedown (a “Demand Request,” and the underwritten offering so requested is referred to herein as a “Demand,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall use its reasonable best efforts to effectuate such Underwritten Shelf Takedown as soon as practicable, including preparing and, if required by applicable law, filing any amendment or supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or any other required document in such a manner as to permit such Holder or group of Holders to deliver or be deemed to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law and to enable such Registrable Securities to be offered, sold and distributed in the Underwritten Shelf

9 4890-5883-7151v.9 Takedown. All requests for Underwritten Shelf Takedowns shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Shelf Takedown: (i) more than three (3) times in any twelve-month period; (ii) prior to the expiration or waiver of the applicable lockup period, if any, in respect of another Underwritten Shelf Takedown pursuant to this Section 2.2, provided that such lockup period shall not exceed 180 days; (iii) during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration statement on Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with any employee benefit or stock purchase and/or dividend reinvestment plan); provided that the Company continues to actively use, in good faith, its reasonable best efforts to maintain the effectiveness of the applicable registration statement; or (iv) where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is equal to or greater than $50,000,000, or, if the total outstanding Registrable Securities then held by the Stockholder is less than $50,000,000, $25,000,000. (b) (i) The Company, subject to Sections 2.4 and 2.7, shall include in an Underwritten Shelf Takedown (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such underwritten offering pursuant to Section 2.3 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder). (ii) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a direct or indirect distribution to, and resale or distribution by, the members or partners of a Holder for which the registration statement is required under the Securities Act to make such resale or distribution (a “Partner Distribution”), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language reasonably requested and deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law, and otherwise take any action deemed necessary

10 4890-5883-7151v.9 or advisable by such Holder, to effect such Partner Distribution (including, if requested by such Holder and upon receipt of customary representations by such Holder, an opinion from the Company’s counsel). (c) In connection with any Underwritten Shelf Takedown, the Majority Participating Holders shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and up to two other managing underwriters for such registration (which underwriter(s) shall be reasonably satisfactory to the Company, such consent not to be unreasonably withheld, conditioned or delayed). Within five (5) Business Days following the designation by the Manager of the lead underwriter(s), the Company shall have the right to select an additional underwriter to serve as the co-managing underwriter. Notwithstanding the foregoing, compensation of the underwriters designated pursuant to this Section 2.2(c) shall be determined by the Majority Holders in their sole discretion, provided that such compensation shall be reasonable and comparable to compensation paid to underwriters in similar underwritten shelf offerings. (d) Notwithstanding anything to the contrary in this Agreement, the Company may effectuate any Underwritten Shelf Takedown pursuant to any then effective registration statement that is then available for such offering. 2.3. Piggyback Registrations. (a) If the Company intends to register or commence an offering of any of its securities for its own account or otherwise (other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for a dividend reinvestment plan or (iv) filed pursuant to Section 2.1 hereunder), the Company shall: (i) promptly give to each Holder written notice thereof (in any event within five (5) Business Days prior to the initial filing of a registration statement or preliminary prospectus, as the case may be); and (ii) include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within three (3) business days after receipt of such written notice from the Company, by any of the Holders, except as set forth in Section 2.3(b) and Section 2.3(d), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.3(a) shall relieve the

11 4890-5883-7151v.9 Company of its obligations to effect Underwritten Shelf Takedowns under Section 2.2 hereof. (b) If the registration in this Section 2.3 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters. (c) The Company, subject to Sections 2.4 and 2.7, may elect to include in any registration statement and offering pursuant to a Demand by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders. (d) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language reasonably requested and deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law. 2.4. Allocation of Securities Included in Registration Statement or Offering. (a) Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Request, if the Manager advises the Initiating Holders and the Company in writing that in the Manager’s good faith opinion marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(a) Sale Number”) within a price range acceptable to the Majority Participating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows: (i) first, all Registrable Securities requested to be included in such registration or offering by the Initiating Holders thereof; provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such

12 4890-5883-7151v.9 Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Initiating Holders at the time of filing of the registration statement or the time of the offering, as applicable; (ii) second, all Registrable Securities requested to be included in such registration or offering by Holders pursuant to the exercise of piggyback rights pursuant to Section 2.3(a); provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable; (iii) third, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.4(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.4(a)(ii); (iv) fourth, to the extent that the number of Registrable Securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.4(a) Sale Number; and (v) fifth, to the extent that the number of securities to be included pursuant to clauses (i), (ii), (iii) and (iv) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(a) Sale Number. (b) Notwithstanding any other provision of this Agreement, in a registration involving an underwritten offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(b) Sale Number”) the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

13 4890-5883-7151v.9 (i) first, all equity securities that the Company proposes to register for its own account; (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such registration by Holders pursuant to Section 2.3 up to the Section 2.4(b) Sale Number; and (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(b) Sale Number. (c) If any registration pursuant to Section 2.3 involves an underwritten offering by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement, the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.4(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows: (i) first, the shares requested to be included in such registration shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.3, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.4(c) Sale Number; (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(c) is less than the Section 2.4(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(c) Sale Number; and

14 4890-5883-7151v.9 (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(c) is less than the Section 2.4(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.4(c) Sale Number. (d) If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.4, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced. 2.5. Registration Procedures. Except as otherwise provided in this Agreement, if and whenever the Company is required by the provisions of this Agreement to use reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall act as expeditiously as reasonably practicable (but in any event within 75 days after a demand for an Underwritten Shelf Takedown in the case of Section 2.5(a)) in connection with the registration of the Registrable Securities and, where applicable, a takedown off of a Shelf registration: (a) promptly prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a Shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the first date as of which all of the Registrable Securities included in the registration statement have been sold or have ceased to be Registrable Securities (provided, however, that, upon request, before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company shall furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the review and comment of such counsel, and the Company shall not file a Shelf registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto (other than any

15 4890-5883-7151v.9 amendments or supplements as a result of the filing of any documents that are incorporated by reference in any of the foregoing) to which the Majority Participating Holders shall reasonably object); (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.5(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition (including to effect a Partner Distribution) by the seller or sellers thereof set forth in such registration statement, including, at the reasonable request of any Holder, any disclosure and language reasonably requested and deemed necessary or advisable by such Holder if such disclosure or language was not included in a Shelf, or revise such disclosure or language if deemed necessary or advisable by such Holder, including filing a prospectus supplement naming the Holders, Permitted Transferees, partners, members and shareholders to the extent required by law, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement; (c) in the event of any Underwritten Shelf Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering; provided that such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders and (ii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Participating Holder shall be a party to such underwriting agreement; (d) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller; (e) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any

16 4890-5883-7151v.9 jurisdiction where it would not, but for the requirements of this Agreement, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction; (f) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed (other than any documents that are incorporated by reference in any of the foregoing) and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time between the signing and closing of an offering to which an underwriting agreement, securities sale agreement, or other similar agreement relates, the representations and warranties contemplated by such agreement shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; (g) comply (and continue to comply) with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; (h) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, and (ii) comply (and continue to comply) with the requirements of any self-

17 4890-5883-7151v.9 regulatory organization applicable to the Company, including without limitation all corporate governance requirements, not later than the effective date of such registration statement; (i) cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement; (j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement; (k) use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter; (l) to the extent permitted by applicable law, deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff, with respect to the registration statement, and upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company necessary for the preparation of the registration statement, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent necessary for the preparation of the registration statement; (m) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction; (n) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

18 4890-5883-7151v.9 (o) use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide assistance reasonably requested by the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering; (p) prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request; (q) furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith; (r) in connection with a sale of Registrable Securities, cooperate with the Participating Holders and the managing underwriter, if any, to (i) subject to the applicable procedures and requirements of the transfer agent, and the delivery of customary seller representations and other information, facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities being sold, and (ii) subject to the applicable procedures, timing and requirements of the transfer agent, use its reasonable best efforts to cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof; (s) in the event of an underwritten offering, to the extent customary for a transaction of its type, cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such customary documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company); (t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; (u) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.2 or 2.3 complies in all material respects

19 4890-5883-7151v.9 with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any Misstatement; and (v) in connection with any Underwritten Shelf Takedown, if at any time the information conveyed to a purchaser at the time of sale includes any Misstatement, promptly file with the SEC such amendments or supplements to such information as may be necessary to cure such Misstatement. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any demand for an Underwritten Self Takedown is submitted to the Company, and such demand requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company is at any time no longer a WKSI or becomes an ineligible issuer, it shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective. If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, or 2.5 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration. If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that

20 4890-5883-7151v.9 such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder. 2.6. Registration Expenses. All Expenses incurred in connection with any offering, registration, filing, qualification or compliance pursuant to Section 2 shall be borne by the Company; provided that (a) expenses of a Holder incident to the registration and sale of Registrable Securities pursuant to this Agreement and all fees, costs and expenses of its counsel, accountants, advisors or representatives relating to the registration and sale of Registrable Securities shall in each case be borne by such Holder other than as set forth in clause (vii) of the definition of “Expenses” in Section 1 and (b) if an Initiating Holder (i) withdraws their Registrable Securities, (ii) as a result no Registrable Securities are eligible to be filed under a registration statement, (iii) the withdrawal is not a result of the failure of the Company to comply with this Agreement, and (iv) the withdrawal is not a result of information disclosed in the underwriting process that, in the good faith determination of the Initiating Holder, would prohibit the sale under applicable law or would negatively impact the Company’s stock price, then the Initiating Holder shall pay for the Expenses associated with the withdrawn registration. All underwriting discounts and selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder. 2.7. Certain Limitations on Registration Rights. In the case of any registration under Section 2.2 pursuant to an underwritten offering, or, in the case of a registration under Section 2.3, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements, indemnities and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities. The failure to include in any registration statement the Registrable Securities of a Holder that does not comply with this Section 2.7 shall not result in any liability on the part of the Company to such Holder. 2.8. Limitations on Sale or Distribution of Other Securities. (a) Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement, each Holder shall forthwith discontinue disposing of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to use its reasonable best efforts to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed.

21 4890-5883-7151v.9 (b) The Company may postpone the effectiveness of a registration statement relating to a Demand Request during the regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect until the expiration of such quarterly period (but in no event later than two (2) Business Days after the date of the Company’s quarterly earnings announcement). (c) Subject to Section 2.8(e), the Company may, upon giving prompt written notice (the “Suspension Notice”) to the Holders, postpone filing a registration statement relating to a Demand Request, suspend sales under an existing Shelf registration statement, cause a registration statement to be withdrawn and its effectiveness terminated or postpone amending or supplementing a registration statement: (i) if the Company would be required to (1) make an Adverse Disclosure or (2) include in such registration statement financial statements that are unavailable to the Company for reasons beyond the Company’s control (provided that the Company will use its reasonable best efforts to obtain such financial statements as soon as practicable); and (ii) if the negotiation or consummation of a material financing, acquisition, corporate reorganization, merger, other transaction or event involving the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes would require additional disclosure by the Company in the registration statement of material information that the Company has a bona fide business purpose for keeping confidential, and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of the Board, to cause the registration statement to fail to comply with applicable disclosure requirements (each of the foregoing, a “Valid Business Reason”). The Suspension Notice shall not specify the nature of the event giving rise to such delay or suspension. (d) In the event the Company exercises its rights under Section 2.8(c), the Holders agree to (i) suspend, immediately upon their receipt of the Suspension Notice, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents and (ii) if so directed by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of the Suspension Notice. (e) The right to delay or suspend any filing, initial effectiveness or continued use of a registration statement pursuant to Section 2.8(c) or a registered offering pursuant to Section 2.1 shall only be exercised by the Company for the shortest period of time determined in good faith by the Company to be necessary for such purpose, which will in no event be for more than one hundred twenty (120) calendar days during any twelve (12)-month period. If the Company shall

22 4890-5883-7151v.9 give any notice of withdrawal or postponement of a registration statement pursuant to this section, the Company shall, not later than five Business Days after the event that caused such withdrawal or postponement no longer exists, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration. (f) If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Request (whether pursuant to Section 2.8 or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration or Demand for the purposes of Section 2.2(a)(i) of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If, following receipt of a Suspension Notice, an Initiating Holder withdraws its Demand Request, the Company shall not be considered to have effected an effective registration or Demand for the purposes of Section 2.2(a)(i) of this Agreement. (g) Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.2, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the pricing date of such offering (plus an extension period as may be proposed by the Manager to address FINRA regulations regarding the publishing of research) or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to; provided that, if a managing underwriter or underwriters of an offering releases any Person from its similar obligations, each other Holder shall be released from its obligations under this Section 2.8, on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days; and, if so requested, each Holder agrees to enter into a customary lock- up agreement, not to exceed ninety (90) days from the pricing date of such offering (plus an extension period as may be proposed by the Manager to address FINRA regulations regarding the publishing of research), with such managing underwriter. (h) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.2 or Section 2.3, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or pursuant to a transaction approved by the Board), until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company

23 4890-5883-7151v.9 shall use its reasonable best efforts to (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree. 2.9. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. 2.10. Indemnification. (a) In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Section 2.10, the Company shall, and hereby agrees to, and hereby does, indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, and the Company shall reimburse any such indemnified party for any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of an indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

24 4890-5883-7151v.9 (b) Each Participating Holder shall, severally and not jointly, indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 2.10) to the fullest extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any reasonable legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.10(b) and Section 2.10(c) and Section 2.10(e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder. (c) Indemnification similar to that specified in the preceding clauses (a) and (b) of this Section 2.10 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws. (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding clauses of this Section 2.10, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2.10. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying

25 4890-5883-7151v.9 party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. (e) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.10(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.10(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.10(e) to the contrary, no

26 4890-5883-7151v.9 indemnifying party (other than the Company) shall be required pursuant to this Section 2.10(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.10(b) and (c). (f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement. In the event one or more Holders effect a Partner Distribution pursuant to a registration statement in which the name of partners, members or shareholders who receive a distribution are named in a prospectus supplement or registration statement, the partners, members or shareholders so named shall be entitled to indemnification and contribution by the Company to the same extent as a Holder hereunder. (g) The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder. (h) If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.2 or 2.3, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.10. 3. Transfer Restrictions. 3.1. Restrictions. The right of the Holders and their Affiliates to, directly or indirectly, in a single transaction or series of related transactions, Transfer any Registrable Securities is subject to the restrictions set forth in this Section 3, and no Transfer of Registrable Securities by a Holder or any of its Affiliates may be effected except in accordance with this Section 3 and in compliance with all applicable laws. Any attempted Transfer in violation of this Agreement shall be of no effect, regardless of whether the purported transferee has any knowledge, actual or constructive, of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company or any transfer agent. (a) Until the expiration of the Lock-Up Period, no Holder shall, directly or indirectly, in a single transaction or a series of related transactions, Transfer any Registrable Securities without the prior written consent of the Company, other than the following Transfers (each, a “Lock-Up Period Permitted Transfer”):

27 4890-5883-7151v.9 (i) a Transfer of Registrable Securities in response to a tender or exchange offer by any Person that has been approved and recommended by the Board; (ii) a Transfer of Registrable Securities to the Company; (iii) a Transfer of Registrable Securities to a Permitted Transferee, so long as such Permitted Transferee executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original Stockholder which was party hereto; (iv) a Transfer required by applicable law; (v) a Transfer that has been approved in advance by the Board; (vi) a Transfer of Registrable Securities pursuant to Section 2.3 and that is a offered through any public offering for cash as contemplated by NYSE Rule 312.03, pursuant to an exercise of the registration rights provided in Section 2; and (vii) a Transfer of Registrable Securities in connection with which the transferring Holder’s rights under this Agreement are assigned to the Transferee pursuant to Section 7.6(b). (b) Following the Lock-Up Period, a Holder shall be entitled to Transfer any Registrable Securities in its sole discretion, provided that such Holder shall not directly or indirectly, in a single transaction or a series of related transactions, Transfer any Registrable Securities: (i) other than in accordance with all applicable laws and in accordance with the other terms and conditions of this Agreement; or (ii) to a Prohibited Transferee (except in a Non-Prohibited Transfer). (c) Notwithstanding anything to the contrary contained herein, no Holder shall at any time Transfer, or cause or permit the Transfer of, any Registrable Securities, if such Transfer would violate any applicable law. (d) Nothing in this Agreement shall prevent a Holder or its representatives from entering into discussions with the Company or one or more financial institutions in connection with a Lock-Up Period Permitted Transfer or an offering to be effected after the end of the Lock- Up Period, provided that such discussions are not publicly disclosed. 4. Voting 4.1. Voting Agreement. During the Standstill Period:

28 4890-5883-7151v.9 (a) Each Holder shall, and shall cause its respective Group Members to, (a) vote at all meetings of stockholders of the Company either (x) in person, (y) by ballot or (z) by completing the proxy forms distributed by the Company so that the Initial Shares directly or indirectly owned by Holders and their Group Members may be counted for the purpose of determining the presence of a quorum at such meeting and (b) vote the Initial Shares on any action by written consent. (b) Each Holder shall, and shall cause its respective Group Members to, vote the Initial Shares (i) in favor of all those persons nominated and recommended to serve as directors by the Board or the applicable committee of the Board, (ii) with respect to any matter related to the compensation of directors, directors’ insurance or indemnification or release from liability of directors, in a manner proportionally consistent with the vote of shares of Common Stock not Beneficially Owned by the Holder or any of its Group Members, (iii) with respect to any other action, proposal, or matter to be voted on by the stockholders of the Company, either (x) in accordance with the recommendation of the Board or the applicable committee of the Board or (y) in a manner proportionally consistent with the vote of shares of Common Stock not Beneficially Owned by the Holder or any of its Group Members. 5. Standstill. 5.1. During the Standstill Period, no Holder shall, directly or indirectly, and shall cause its representatives (to the extent acting on behalf of the Holder) and Group Members directly or indirectly not to, without the prior written consent of the Company: (a) subject to Section 5.2, acquire, offer or seek to acquire, agree to acquire or make any public proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any Subsidiary of the Company; provided that nothing in this Agreement, including this Section 5.1(a) shall prohibit the Stockholder or any of its Group Members from making a non-public offer to the Board so long as the Stockholder or such Group Member reasonably believes that such offer will not result in the Company or the Stockholder or their Affiliates being required by applicable law to disclose the making of such offer promptly following the making thereof; (b) offer, or seek to acquire, or participate in any acquisition of assets of the Company or its Subsidiaries; (c) otherwise act in concert with others to knowingly seek to control or influence the Board or stockholders of the Company; provided that nothing in this clause (c) shall preclude a Stockholder or its representatives from (i) engaging in discussions with the Company or its representatives or (ii) the Stockholder’s designated and/or nominated director to the Board pursuant to Section 6 of this Agreement from engaging in any activities in his or her capacity as such designated and/or nominated director; (d) make or join or become a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in, or encourage, any “solicitation” of “proxies” (as such

29 4890-5883-7151v.9 terms are defined in Regulation 14A under the Exchange Act), or otherwise knowingly advise or intentionally influence any Person with respect to the voting of any securities of the Company; (e) make any public announcement with respect to, solicit or publicly submit a proposal for, or publicly offer, seek, propose or indicate an interest in, any merger, consolidation, business combination, “tender offer” (as such term is used in Regulation 14D under the Exchange Act), recapitalization, reorganization, purchase or license of all or substantially all of the assets or Equity Securities of the Company or any Subsidiary of the Company, or other similar extraordinary transaction involving the Company or any Subsidiary of the Company, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any third party regarding any of the foregoing; (f) call or seek to call a meeting of stockholders of the Company or initiate any stockholder proposal or meeting agenda item for action of the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director of the Board (other than pursuant to Section 6 of this Agreement); (g) form, join, become a member or otherwise participate in a Group (other than with the Holder, any of its Group Members) with respect to the securities of the Company or any of its Subsidiaries or Affiliates; or (h) deposit any Equity Securities in a voting trust or similar Contract or subject any Equity Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Equity Securities, other than with the Stockholder and any of its wholly-owned Subsidiaries or to the Company or any of its representatives; (i) publicly make any proposal or publicly disclose any plan, or cause or authorize any of its directors, officers, employees, agents, advisors and other representatives to publicly make any proposal or publicly disclose any plan on its behalf, inconsistent with the foregoing restrictions; (j) knowingly take any action or cause or authorize any of its directors, officers, employees, agents advisors and other representatives to take any action on its behalf, that would reasonably be expected to require the Company to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 5.1. (k) knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party with respect to any of the foregoing, in each case, in respect of the Company; or (l) directly or indirectly contest the validity of any provision of this Section 5.1 (including this subclause) or Section 4.1, whether by legal action or otherwise. 5.2. Notwithstanding anything herein to the contrary, the prohibition in Section 5.1(a) shall not apply to the activities of a Holder or any of its Group Members in connection with:

30 4890-5883-7151v.9 (a) acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board; (b) acquisitions made in connection with a transaction or series of related transactions in which a Holder or any of its Group Members acquires a previously unaffiliated business that Beneficially Owns Equity Securities or any securities convertible into or exchangeable for Equity Securities, at the time of the consummation of such acquisition. 5.3. Notwithstanding anything herein to the contrary, the prohibitions in Section 5.1 shall immediately terminate and a Holder and its Affiliates may engage in any of the activities specified in Section 5.1 in the event that: (a) the Company publicly announces that it has entered into an agreement with any Person or group which provides for (i) the acquisition by such person or group of more than 50% of the common stock of the Company or all or a majority of the assets of the Company, or (ii) merger, consolidation or similar business combination, including as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, involving the Company and such other Person (each, a “Third Party Acquisition”); (b) the Board recommends that stockholders of the Company tender their shares or vote in favor of a Third Party Acquisition; or (c) any person or group (i) acquires Beneficial Ownership of more than 50% of the outstanding Common Stock of the Company, (ii) makes an offer which if fully subscribed would result in such person or group acquiring Beneficial Ownership of more than 50% of the outstanding Common Stock of the Company, or (iii) publicly announces an intention to engage in a Third Party Acquisition and, in the case of clause (ii) or (ii), the Company does not, within ten (10) Business Days of public announcement thereof by such person or group, publicly oppose and/or recommend to its stockholders that they do not accept such offer or support such Third Party Acquisition. 5.4. Notwithstanding any of the foregoing, nothing in this Agreement shall restrict (a) any of a Holder’s representative effecting or recommending transactions in securities (i) in the ordinary course of its business as an investment adviser, broker, dealer in securities, market maker, specialist or block positioner and (ii) not at the direction or request of a Holder or any of its Affiliates and (b) the director designated or nominated by the Holders from exercising his or her fiduciary duties as a member of the Board. 5.5. For the avoidance of doubt, the restrictions set forth in Section 5.1 and Section 5.2 shall not be deemed to restrict any actions taken by any representative of a Fund V Person in his or her capacity as a member of the Board, solely in his or her capacity as a director at any meeting (or action by written consent) of the Board, or any applicable committee of the Board, in a manner required by his or her fiduciary duties as directors under applicable Law. The provisions of Section 5.1 and Section 5.2 shall not be deemed to prohibit any Fund V Person or its directors, officers,

31 4890-5883-7151v.9 partners, employees, members or agents (acting in such capacity) from privately requesting a waiver of any of the provisions of Section 5.1 or Section 5.2 from the Board, so long as such requests are not intended to, and would not reasonably be expected to, trigger public disclosure obligations for any party to this Agreement. 6. Board of Directors; Insider Trading Policy. 6.1. Appointment. Effective as of the date hereof, the Company has appointed to the Board Kim Marvin as a director to serve until his successor is elected and qualified or his resignation or removal in accordance with the bylaws of the Company then in effect. 6.2. Indemnification, Fees, Expense Reimbursement and Insurance. Kim Marvin shall be entitled to all benefits and rights under any indemnification, exculpation and reimbursement agreement, policy and provision of any organizational document (including as to advancement or reimbursement of expenses), as well as any director and officer insurance policy maintained by the Company, in each case to the fullest extent made available to any other director of the Board. The Company shall maintain in full force and effect a policy or policies of director and officer liability insurance, issued by insurers of recognized responsibility, insuring against such losses and risks, and in such amounts, as are at least as favorable as are maintained by the Company as of the date hereof. On the date hereof, the Company and Mr. Marvin entered into a Director’s Indemnification Agreement in respect of the foregoing matters. 6.3. Insider Trading Policy. The Stockholders acknowledge receipt of the Company’s insider trading policy, attached hereto as Schedule B. The Stockholders agree to be bound by the Company’s insider trading policy and any amendments thereto, which the Company shall promptly provide to each Stockholder. 7. General. 7.1. Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. 7.2. Rule 144 and Rule 144A. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations

32 4890-5883-7151v.9 hereafter adopted by the SEC, and (ii) it shall provide other information as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form, including, if requested by such Holder and upon receipt of customary representations by such Holder, an opinion from the Company's counsel. 7.3. EDGAR Filings. Notwithstanding anything contained in this Agreement, the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). 7.4. Amendments and Waivers; Termination. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 7.4 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions. This Agreement shall terminate as to any Holder when it no longer holds any Registrable Securities, provided that the provisions of Section 2.6, Section 2.10 and this Section 7 shall survive such termination. 7.5. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed given, made or delivered on the earliest of (a) the date of delivery, if delivered via personal hand-delivery, (b) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 7.5 prior to 5:00 p.m. (New York City time) on a Business Day and a copy is sent on such Business Day by nationally recognized overnight courier service, (c) the Business Day after the date of transmission if such notice or communication is delivered via electronic mail at the email address specified in this Section 7.5 later than 5:00 p.m. (New York City time) on any date and earlier than 12:00 midnight (New York City time) on the following Business Day and a copy is sent no later than such following Business Day by nationally recognized overnight courier

33 4890-5883-7151v.9 service, (d) on the date delivery is promised by the overnight courier service, if sent by nationally recognized overnight courier service (other than in the cases of clauses (b) and (c) above), or (e) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail, in each case, addressed to the Company or the Stockholders at the address set forth below or to the applicable Holder (other than the Stockholders) at the address indicated on Schedule C hereto (or at such other address for a Holder as shall be specified by like notice): if to the Company: Titan International, Inc. 1525 Kautz Road, Suite 600 West Chicago, IL 60185 Attention: Michael G. Troyanovich, General Counsel Email: mike.troyanovich@titan-intl.com with a copy (which shall not constitute notice) to: Bodman PLC 1901 St. Antoine Street 6th Floor at Ford Field Detroit, Michigan 48226 Attention: Robert J. Diehl, Jr. Gene P. Bowen E-Mail: rdiehl@bodmanlaw.com gbowen@bodmanlaw.com if to the Stockholders: American Industrial Partners 450 Lexington Avenue, 40th Floor New York, New York 10017 Attention: Joel Rotroff E-Mail: jrotroff@americanindustrial.com notices@americanindustrial.com with a copy (which shall not constitute notice) to: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Justin A. Macke Samir A. Gandhi Alexander E. Csordas E-mail: jmacke@sidley.com sgandhi@sidley.com acsordas@sidley.com

34 4890-5883-7151v.9 7.6. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. (b) A Stockholder may not Transfer his, her or its rights under this Agreement without the Company’s prior written consent; provided that no such consent shall be required for (i) subject to Section 7.6(d), any assignment by a Stockholder of its rights or obligations hereunder (other than in Section 6) in connection with a merger, consolidation, combination, reorganization or similar transaction in or to which the Stockholder is a constituent Person or the transfer, sale, lease conveyance or disposition of all or substantially all of the Stockholder’s assets, if such assignee agrees in writing to be bound by the terms of this Agreement or (ii) the assignment or delegation by the Stockholder of any of its rights or obligations under this Agreement to a Permitted Transferee, provided that such Permitted Transferee shall agree in writing that it shall, upon such transfer, assume with respect to such Company Shares the transferor’s rights and obligations under this Agreement and become a Party for such purpose and be treated as a Holder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such transferor in respect of the Company Shares; provided further that no such assignment or delegation shall relieve a Stockholder of its obligations under this Agreement. Any Transfer shall be conditioned upon prior written notice to the Company identifying the name and address of such Transferee and any other material information as to the identity of such Transferee as may be reasonably requested, and Schedule C hereto shall be updated to reflect such Transfer. For the avoidance of doubt, the Stockholders may not assign or delegate any of their rights or obligations under Section 6 without the prior written consent of the Company. (c) Except as provided in Section 7.6(d), the covenants and agreements of a Stockholder set forth in Articles 3, 4 and 5 shall not be binding upon or restrict any transferee of Company Shares other than Permitted Transferees in accordance with Section 3.1(a)(iii) or any transferee of Company Shares pursuant to a Transfer in connection with which a Stockholder’s rights under this Agreement are assigned to the transferee pursuant to Section 7.6(b)(i), and no transferee of Shares other than such Permitted Transferees or a transfer of a Stockholder’s rights pursuant to Section 7.6(b) shall have any rights under this Agreement. (d) No Stockholder will enter into any transaction pursuant to which any non-Affiliated Person would become its ultimate parent entity (such that the Stockholder is a direct or indirect Subsidiary of another non-Affiliated Person or all or substantially all of a Stockholder’s equity securities or assets have been acquired by another non-Affiliated Person) without causing such Person to assume, or otherwise acknowledge, all of a Stockholder’s obligations under this Agreement effective as of the consummation of such transaction. 7.7. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the consent of the Holders of at least a majority of the Registrable Securities at the time in question, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company rights that are more favorable taken as a whole than the

35 4890-5883-7151v.9 registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders. 7.8. Entire Agreement. This Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein. 7.9. Governing Law; Waiver of Jury Trial; Jurisdiction. (a) Governing Law. This Agreement is and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the parties to this Agreement in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. (b) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 7.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury. (c) Jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 7.5, and nothing in this Section 7.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring

36 4890-5883-7151v.9 any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. 7.10. Interpretation; Construction. (a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thin extends, and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. 7.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. 7.12. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. 7.13. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall oppose the granting of an injunction or specific performance as provided herein or raise the

37 4890-5883-7151v.9 defense that there is an adequate remedy at law. The remedies available to the parties hereto pursuant to this Section 7.13 shall be in addition to and without prejudice with regard to any other remedy to which the parties hereto are entitled at law or in equity. 7.14. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.10 are express third- party beneficiaries of the obligations of the Parties set forth in Section 2.10. 7.15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. 7.16. Fees and Expenses. Except as otherwise provided in this Agreement, (including in Section 2.6), each party hereto shall pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives. 7.17. Acknowledgment of Securities Laws. Each Stockholder is aware, and shall advise its representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the securities laws of the United States on the purchase or sale of securities by any Stockholder who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4890-5883-7151v.9 IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written. TITAN INTERNATIONAL, INC. By: /s/ Paul Reitz Name: Paul Reitz Title: President

4890-5883-7151v.9 HOLDERS: CARLSTAR INTERMEDIATE HOLDINGS I LLC By: /s/ Joel Rotroff Name: Joel Rotroff Title: President AIPCF V FEEDER CTP TIRE LLC By: /s/ Stanley Edme Name: Stanley Edme Title: Authorized Person AIPCF V FEEDER C (CAYMAN), LP By: AIPCF V (Cayman), L.P., its general partner By: AIPCF V (Cayman), Ltd., its general partner By: /s/ Stanley Edme Name: Stanley Edme Title: Vice President